SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

INSITE VISION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 29, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of InSite Vision Incorporated (the “Company”) to be held on Monday, June 3, 2002 at 10:00 a.m. local time at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California, 94501. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please submit your proxy over the Internet, by telephone, or sign, date and return your proxy card as promptly as possible in the enclosed envelope for your convenience whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

Sincerely,

S. Kumar Chandrasekaran, Ph.D. Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

     SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

INSITE VISION INCORPORATED
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2002
________________

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), will be held on Monday, June 3, 2002, at 10:00 a.m. local time, at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California, 94501, for the following purposes:

1.	To elect five directors to serve until the 2003 annual meeting or until their respective successors are elected and qualified.

2.	To approve a series of amendments to the Company’s 1994 Stock Option Plan (the “1994 Plan”), including (i) increasing the maximum number of shares of Common Stock issuable to any one person over the remaining term of the 1994 Plan by an additional four hundred thousand (400,000) shares so that the limit will be increased from eight hundred fifty thousand (850,000) shares to one million two hundred fifty thousand (1,250,000) shares and (ii) extending the term of the 1994 Plan by an additional five (5) years so that the expiration date will be extended from July 27, 2003 to July 27, 2008.

3.	To approve a series of amendments to the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”), including (i) increasing the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 100,000 shares to a total of 318,333 shares, (ii) extending the term of the Purchase Plan by an additional five (5) years so that the expiration date will be extended from December 31, 2003 to December 31, 2008, and (iii) implementing an automatic share increase feature pursuant to which the number of shares available for issuance under the Purchase Plan will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2003 and continuing over the remaining term of the Purchase Plan, as extended, by an amount equal to one-half percent (0.5%) of the total number of shares outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 8, 2002, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available for inspection at the executive offices of the Company for a period of 10 days before the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone, or mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or signed and returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors,

S. Kumar Chandrasekaran, Ph.D. Chairman of the Board, President and Chief Executive Officer

Alameda, California
April 29, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

GENERAL INFORMATION FOR STOCKHOLDERS
IMPORTANT
PROPOSAL ONE — ELECTION OF DIRECTORS
PROPOSAL TWO — APPROVAL OF AMENDMENTS TO 1994 STOCK OPTION PLAN
PROPOSAL THREE — APPROVAL OF AMENDMENTS TO 1994 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR — RATIFICATION OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
OWNERSHIP OF SECURITIES
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
FORM 10-K
APPENDIX A
APPENDIX B
APPENDIX C

INSITE VISION INCORPORATED
965 Atlantic Avenue
Alameda, California 94501
________________

PROXY STATEMENT
________________

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2002
______________

GENERAL INFORMATION FOR STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 10:00 a.m. local time on June 3, 2002 at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California, 94501.

     This Proxy Statement and the accompanying form of proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2002.

Record Date and Voting

     Stockholders of record on April 8, 2002 (the “Record Date”) are entitled to notice of and, as described below, to vote at the Annual Meeting. As of the Record Date, 24,930,350 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the proxy or if the proxy is submitted over the Internet or by telephone, such stockholder’s shares will be voted accordingly. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy card. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Pursuant to Delaware law, the five candidates for directors who receive the highest number of affirmative votes at the Annual Meeting will be elected. With regard to such election, votes may be cast in favor of, or withheld from, each nominee. The remaining proposals each require the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on these other proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether these other proposals have been approved or not.

     Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 20, 2002.

IMPORTANT

     Please submit your proxy over the Internet or by telephone, or mark, date and sign the enclosed proxy card, and return it at your earliest convenience in the enclosed, postage-prepaid, return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.

Revocability of Proxies

     If you vote your proxy by mail, over the Internet, or by telephone, you may revoke or change your proxy at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a notice of revocation or another signed proxy with a later date or by voting again over the Internet or by telephone. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, electronic mail or other means by directors, officers or employees of the Company. The Company will not pay any additional compensation to these individuals for any such services. In addition, the Company may retain the services of Georgeson Shareholder Communications Inc. to assist in the solicitations of proxies. If such services are retained, Georgeson Shareholder Communications Inc. will receive an anticipated fee from the Company of approximately $6,500 plus out-of-pocket expenses. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting must be received no later than December 30, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board for the 2003 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 15, 2003.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than six nor more than nine directors. The authorized number of directors is presently six. Five of the directors will stand for re-election at the Annual Meeting to serve until the Company’s next annual meeting, until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. There is currently one vacancy on our Board of Directors. The current vacancy will remain open and will not be filled at the Annual Meeting. The Board of Directors will vote all proxies received by them in favor of the five nominees listed below unless otherwise instructed in writing on such proxy and the proxies cannot be voted for a greater number of persons than the number of nominees named. If, however, any of the nominees named in the accompanying proxy card are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying proxy may recommend. The five candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors of the Company.

     The Board of Directors recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of the Company until the 2003 annual meeting, until their respective successors have been elected and qualified or until their earlier death, resignation or removal.

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for at least last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of April 8, 2002:

Nominees	Position(s) with the Company	Age	Director Since

S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer	59	1989
Mitchell H. Friedlaender, M.D.	Director	56	1996
John L. Mattana	Director	72	1997
Jon S. Saxe, Esq	Director	65	1999
Anders P. Wiklund	Director	62	1996

Business Experience of Board Nominees

     S. Kumar Chandrasekaran, Ph.D. has been a Director of the Company since 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer and from December 1995 to December 1997, and since January 1999, he has served as Chief Financial Officer. Prior to joining the Company, Dr. Chandrasekaran was Vice President of Technical Affairs for Sola Barnes Hind (formerly Syntex Ophthalmics) from 1982 to 1987. From 1971 to 1982, he served as a Principal Scientist and director at Alza Corporation. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

     Mitchell H. Friedlaender, M.D. has been a Director of the Company since May 1996. He has served as an ophthalmologist at Scripps Clinic and Research Foundation (“Scripps Clinic”) since 1986 and currently serves as Head, Division of Ophthalmology, Scripps Clinic and Director of the Scripps Clinic Laser Vision Center. Prior to joining Scripps, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco for 10 years. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a member of the Sjogren’s Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group. He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new ophthalmic drugs. Dr. Friedlaender holds an M.B.A. from the University of Phoenix and an M.D. from the University of Michigan.

     John L. Mattana has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. From October 1997 to December 2000, he served as a Vice President at Ceptor Corporation. Mr. Mattana holds an M.B.A. from New York University.

     Jon S. Saxe, Esq. has been a Director of the Company since December 1999. Mr. Saxe was a Director of the Company from 1992 through 1997, when he resigned as a member of the Board of Directors and became Director Emeritus until December 1999. Mr. Saxe is a Director of Protein Design Labs, Inc. for which he served as President from January 1995 to May 1999. Mr. Saxe served as President of Saxe Associates, a biotechnology consulting firm, from May 1993 to December 1994, President, Chief Executive Officer and a Director of Synergen, Inc., from October 1989 to April 1993, and Vice President, Licensing & Corporate Development for Hoffmann-LaRoche from August 1984 through September 1989. Mr. Saxe serves on the board of directors of Questocor Pharmaceuticals, Inc., Incyte Genomics Inc., First Horizon Pharmaceutical Corporation, Protein Design Labs, Inc., SciClone Pharmaceuticals, Inc., diaDexus, Inc. and ID Biomedical Corporations, and is Chairman of VistaGen Inc., Point Biomedical Corporation and Iconix Pharmaceuticals. Mr. Saxe holds a B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law, and an L.L.M. from New York University School of Law.

     Anders P. Wiklund has been a Director of the Company since November 1996. Since January 1997 he has served as Principal at Wiklund International Inc., an advisory firm to the biotechnology and pharmaceutical industries, and from 1997 through 2001 served as Senior Vice President at Biacore Holding Inc., a life science technology company. He served as Vice President, Corporate Business Development of Pharmacia & Upjohn from January 1996 to December 1996, as Executive Vice President of Pharmacia U.S. Inc. from 1994 to 1996 and as President and Director of Pharmacia Development Corp. from 1993 to 1994. Mr. Wiklund served as Chief Executive Officer, President and Director of KABI Pharmacia Inc. from 1990 to 1993. Mr. Wiklund serves on the board of directors of Ribozyme Pharmaceuticals Inc., Glyco Design Inc., Medivir AB. and Bioreason Inc. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

Board Committees and Meetings

     During the fiscal year ended December 31, 2001, the Board of Directors held 4 meetings. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee and a Nominating Committee.

     The Audit Committee currently consists of three directors, John L. Mattana, Jon S. Saxe and Anders P. Wiklund. The Audit Committee held 3 meetings during the 2001 fiscal year. The Audit Committee monitors the effectiveness of the Company’s internal and external audit controls, oversees the Company’s financial and accounting organization and financial reporting, and selects a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

     The Board of Directors adopted and approved a charter for the Audit Committee in June 2000. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards.

     The Stock Plan and Compensation Committee (the “Compensation Committee”) currently consists of two directors, John L. Mattana and Anders P. Wiklund. The Compensation Committee held 4 meetings during the 2001 fiscal year. The Compensation Committee determines and reviews the compensation to be paid to the Company’s officers and directors and administers the 1994 Plan and the Purchase Plan.

     The Nominating Committee currently consists of two directors, John L. Mattana and Mitchell H. Friedlaender, M.D. The Nominating Committee did not meet during the 2001 fiscal year, however, the Nominating Committee met in early 2002 to nominate the directors standing for election at the Annual Meeting. The Nominating Committee, on behalf of the Board of Directors, makes nominations for election to the Company’s Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Such nominations by stockholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by the Secretary or Assistant Secretary not less than 120 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 100 days notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the Secretary or Assistant Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

     During the 2001 fiscal year each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

Compensation of Directors

     Each non-employee Board member is eligible to receive $1,000 for each Board meeting and $250 for each committee meeting attended in person or by telephone, plus reimbursement of expenses for attending such meetings.

     Under the Automatic Option Grant Program in effect under the 1994 Plan, each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each such option will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service, and will become exercisable for all of the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately become exercisable for all the option shares upon certain changes in control of the Company.

     Continuing non-employee Board members will each receive an automatic option grant for 10,000 shares of Common Stock on the date of the first Board meeting held in December each year. The option will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. The option will become exercisable for all the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately vest and become exercisable upon certain changes in control of the Company.

     Accordingly, on December 3, 2001, the date of the Company’s first and only Board meeting in December 2001, each of the following non-employee Board members received an automatic option grant to purchase 10,000 shares of Common Stock at an exercise price of $1.02 per share, the fair market value per share of Common Stock on such grant date: Messrs. Friedlaender, Mattana, Saxe and Wiklund.

     On November 1, 1996, the Company entered into a consulting agreement with Anders P. Wiklund, a non-employee Board member, pursuant to which Mr. Wiklund serves as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company pays Mr. Wiklund a consulting fee in the amount of $5,000 per month.

     On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana served as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company accrued $2,500 per month which amount was paid to Mr. Mattana in January 2002 in the aggregate amount of $122,500. A new consulting arrangement between Mr. Mattana and the Company was entered into on January 1, 2002, which agreement provides that Mr. Mattana will provide consulting services in the field of business development and will be paid a consulting fee in the amount of $1,500 per month for twelve (12) months.

     On September 1, 2001, the Company entered into a consulting agreement with Jon S. Saxe, a non-employee Board member, pursuant to which Mr. Saxe serves as an advisor and consultant in the field of business development for the term of one year. In exchange for such consulting services, the Company pays Mr. Saxe a consulting fee in the amount of $7,500 per quarter.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL TWO — APPROVAL OF AMENDMENTS TO 1994 STOCK OPTION PLAN

     Stockholders are being asked to approve a series of amendments to the 1994 Plan which will (i) increase the maximum number of shares of Common Stock issuable to any one person over the remaining term of the 1994 Plan by an additional four hundred thousand (400,000) shares from eight hundred fifty thousand (850,000) shares to one million two hundred fifty thousand (1,250,000) shares and (ii) extend the term by an additional five (5) years so that the expiration date will be extended from July 27, 2003 to July 27, 2008. These amendments were authorized by the Company’s Board on April 16, 2002.

     The increase in the per person share limit and the extension of the term of the 1994 Plan will provide the Company with the continuing opportunity to utilize equity incentives to attract and retain the services of individuals essential to the Company’s growth and future success. Additionally, the increase in the per person share limit will also allow the Company to structure one or more option grants under the 1994 Plan so that any compensation deemed paid by the Company in connection with the exercise of those options or the disposition of the shares purchased under those options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. However, the Company may continue to make option grants under the 1994 Plan which will not qualify as such performance-based compensation.

     The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

     The 1994 Plan was originally adopted by the Board as the 1993 Stock Plan and became effective on October 25, 1993. The name of the 1993 Stock Plan was changed to the 1994 Stock Option Plan, effective January 1, 1994. The 1993 Stock Plan was the successor to the 1989 Stock Option Plan (“1989 Option Plan”), and all outstanding options under the 1989 Option Plan have been transferred to the 1994 Plan but they continue to be governed by the terms and conditions of the original option agreements evidencing those grants.

     The purpose of the 1994 Plan is to provide eligible employees, non-employee Board members and consultants the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company or its subsidiaries.

     The principal terms and provisions of the 1994 Plan as modified by the recent amendments which are the subject of this Proposal, together with the applicable tax and accounting implications, are summarized below. The summary is not, however, intended to be a complete description of all the terms of the Plan. A copy of the Plan will be furnished without charge to any stockholder upon written request to the Corporate Secretary at the Company’s principal executive office in Alameda, California.

Equity Incentive Programs

     The 1994 Plan consists of two separate equity incentive programs: (i) a Discretionary Option Grant Program, under which officers and other employees, non-employee Board members and independent consultants may, at the discretion of the Plan Administrator, be granted stock options to purchase shares of Common Stock at an exercise price per share equal to the fair market value of the option shares on the grant date and (ii) an Automatic Grant Program, under which option grants will be made at specified intervals to non-employee Board members. Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

Share Reserve

     As of March 28, 2002, a total of 4,492,828 shares of Common Stock had been reserved for issuance over the term of the 1994 Plan. However, the number of shares of Common Stock available for issuance under the 1994 Plan will automatically increase on the first day of January each year by an amount equal to 2% of the total number of shares of Common Stock outstanding on the last day of December in the immediately preceding year. In the event this Proposal is approved, this annual increase feature will continue throughout the extended term of the 1994 Plan. The shares issuable under the 1994 Plan may be drawn from either authorized but previously unissued shares of stock or from reacquired shares of stock, including shares purchased by the Company on the open market.

     The maximum number of shares for which any one individual participating in the 1994 Plan may be granted stock options and separately exercisable stock appreciation rights may not exceed 1,250,000 shares in the aggregate over the term of the 1994 Plan, assuming approval of this Proposal. However, for purposes of this limitation, any option grants or stock appreciation rights made on or before December 31, 1993 will not be taken into account. This limitation, together with the requirement that all stock options under the Discretionary Option Grant Program have an exercise price per share equal to the fair market value of the Common Stock on the grant date, will provide the Company with the flexibility to structure one or more options under the 1994 Plan so that deductions to which the Company would otherwise be entitled upon the exercise of those options or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer under Section 162(m) of the Internal Revenue Code. However, the Company may still grant options under the 1994 which will be subject to such $l million limitation on deductibility.

     Should an option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions of the 1994 Plan), the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1994 Plan. However, any shares surrendered to pay the exercise price of an outstanding option or shares withheld to pay any taxes associated with the exercise of the option will not be available for subsequent issuance under the 1994 Plan.

Plan Administration

     The Discretionary Option Grant Program is administered by the Stock Plan and Compensation Committee (the “Committee” or the “Plan Administrator”) of the Board. The Committee is comprised of two or more non-employee Board members appointed by the Board. The Committee, acting as Plan Administrator, has complete discretion (subject to the express provisions of the 1994 Plan) to authorize stock option grants and stock appreciation rights under the Discretionary Option Grant Program. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

Eligibility

     Officers and other employees who render services that contribute to the management, growth and financial success of the Company, non-employee members of the Board and independent consultants in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant Program. Non-employee Board members are also eligible to participate in the Automatic Option Grant Program.

     As of March 28, 2002 four (4) non-employee Board members, two (2) executive officers and approximately thirty-seven (37) other employees were eligible to participate in the 1994 Plan. The four (4) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

     The fair market value per share of Common Stock on any relevant date under the 1994 Plan is the closing selling price per share on the date in question as reported on the American Stock Exchange. If there is no reported closing price for such date, then the closing price for the last previous date for which such quotation exists will be determinative of such fair market value. On March 28, 2002, the fair market value per share of Common Stock determined on such basis was $2.15.

Discretionary Option Grant Program

     The principal features of the Discretionary Option Grant Program may be summarized as follows:

     The exercise price per share will be set by the Plan Administrator, but in no event will the exercise price be less than 100% of the fair market value per share of stock on the grant date. No option will have a maximum term in excess of 10 years measured from the grant date. Approval of this Proposal will not extend the term of any outstanding options under the Discretionary Option Grant Program. Options issued under the Discretionary Option Grant Program normally become exercisable in cumulative increments over a period of months or years as determined by the Plan Administrator.

     The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Each option may also be exercised through a same-day sale program pursuant to which a designated brokerage firm effects an immediate sale of the shares purchased under the option and pays to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

    Loans

     The Plan Administrator may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program by authorizing a loan from the Company or permitting the optionee to pay the exercise price in installments over a period of years. Any such loan or installment method of payment will be on a full-recourse basis and will bear interest at a market rate. The remaining terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value of those shares) plus any Federal, state or local income taxes or employment taxes incurred by the optionee in connection with the option exercise.

    Limited Stock Appreciation Rights

     Each officer of the Company subject to the short-swing profit restrictions of the Federal securities laws will be granted a limited stock appreciation right as part of any stock option grant made to such officer under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company’s outstanding securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest reportable price per share of stock paid in such hostile tender offer over (b) the exercise price payable for such share.

    Cessation of Service

     Outstanding options under the Discretionary Option Grant Program will remain exercisable, with respect to any shares for which those options are vested and exercisable at the time of the optionee’s cessation of service with the Company, for a three-month period following such cessation of service (or 12 months in the case of cessation of service due to permanent disability), unless the Plan Administrator determines that such exercise period should be further extended for one or more additional months or years.

     Should the optionee die while holding one or more exercisable options, then those options will remain exercisable for a 12-month period measured from the earlier of (i) the date of the optionee’s death or (ii) the date of the optionee’s cessation of service and may be exercised within that period by the personal representative of the optionee’s estate or by the persons to whom such options are transferred by the optionee’s will or by the laws of inheritance.

     Under no circumstances may any such option remain exercisable after the specified expiration date of the option term.

     During the applicable exercise period following the optionee’s cessation of service, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of such cessation of service. However, the Plan Administrator will have the discretionary authority to accelerate, in whole or in part, the exercisability of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

     For purposes of the 1994 Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any parent or subsidiary, whether as an employee, a non-employee member of the Board or an independent consultant or advisor.

    Stockholder Rights/Limited Transferability

     The optionee does not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan.

    Tax Withholding

     The Plan Administrator may in its discretion provide one or more option holders under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of those shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Federal, state and local income and employment withholding taxes to which such option holder becomes subject upon the exercise of such option. Any election so made will be subject to the approval of the Plan Administrator. One or more option holders may also be granted the alternative right, subject to Plan Administrator approval, to deliver previously-issued shares of Common Stock in satisfaction of such withholding tax liability.

    Cancellation – Regrant of Options

     The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of stock and to issue replacement options with an exercise price not less than the market price of stock at the time of the new grant.

Automatic Grant Program

     Each individual who first joins the Board as a non-employee Board member will, at the time of his or her initial election or appointment to the Board, automatically be granted an option to purchase 10,000 shares of Common Stock. However, a non-employee Board member who replaces a Board member will not receive an initial 10,000-share grant if both the new and former Board members are affiliated with the same investment fund or similar entity. In addition, an option grant for 10,000 shares of Common Stock will automatically be made at the first Board meeting in December each year, to each individual continuing to serve as a non-employee Board member, provided such individual did not receive his or her initial 10,000-share option grant within the preceding six (6) months. In the event there is no December Board meeting in any year, then the annual option grant for that year will be made on December 15th or (if December 15th is not a day on which the New York Stock Exchange is open for business) such grant will be made on the immediately succeeding trading day.

     Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

     The exercise price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant and will be payable in cash or shares of Common Stock. The option may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm effects an immediate sale of the shares purchased under the option and pays to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     Each automatic option grant will become exercisable for all the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, full and immediate vesting and exercisability of the option will occur upon a Corporate Transaction and Change in Control (as such terms are defined in the section below entitled “Acceleration of Options”).

    Automatic Option Cancellation

     Each automatic option grant will be automatically cancelled upon a hostile take-over of the Company effected through a tender offer for securities possessing more than 50% of the combined voting power of the Company’s outstanding securities. In return the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess per share of (i) the highest reportable per share price paid in the hostile tender offer over (ii) the exercise price payable for each such share subject to the surrendered option, whether or not the option is otherwise at the time exercisable for all the option shares. Stockholder approval of this Proposal will also constitute pre-approval of each option subsequently granted with such an automatic cancellation provision and the subsequent cancellation of that option in accordance with such provision. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option cancellation and cash distribution.

    Cessation of Board Service

     Upon cessation of Board service, the options held by the non-employee Board member will remain exercisable for three months (or six months if cessation of Board service is due to permanent disability). Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee’s estate or by the persons to whom such options are transferred by the optionee’s will or by the laws of inheritance within six months of the director’s death. During such post-service exercise period, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of the optionee’s cessation of Board service.

General Provisions

Acceleration of Options

     Outstanding options under the 1994 Plan will become immediately exercisable in the event of certain changes in the ownership or control of the Company.

     Corporate Transaction

     In the event of any of the following stockholder-approved transactions in which the Company is a party (a “Corporate Transaction”):

(a) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(b) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, each outstanding option under the 1994 Plan will automatically become exercisable for all of the option shares, unless the option is either to be assumed by the successor corporation (or its parent corporation)

in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation. Upon the consummation of the Corporate Transaction, all outstanding options under the 1994 Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

        Change in Control

     In the event of a Change in Control (as defined below), each outstanding option under the 1994 Plan will automatically become exercisable for all of the option shares. A Change in Control will be deemed to have occurred if:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing 40% or more of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or (b) the composition of the Board changes over a period of two consecutive years or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a three-fourths (3/4) majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     Upon a Change in Control, all outstanding options will remain exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing the option.

     The acceleration of the exercisability of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Changes in Capitalization

     In the event any change is made to the outstanding shares of stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1994 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the 1994 Plan after December 31, 1993, (iii) the number and/or class of securities and price per share in effect under each outstanding option (including all options transferred from the 1989 Option Plan) and (iv) the number and/or class of securities for which options are to be granted under the Automatic Option Grant Program to newly-elected or continuing non-employee Board members.

     Each outstanding option which is assumed or is otherwise to continue in effect after a merger or business combination will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the 1994 Plan.

     Option grants under the 1994 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Amendment and Termination

     The Board may amend or modify the 1994 Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees holding outstanding options without their consent. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. The Board may terminate the 1994 Plan at any time, and the 1994 Plan will in all events terminate on the earlier of (i) July 27, 2008, if this Proposal is approved, or (ii) the date all shares available for issuance are issued cancelled. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

Stock Awards

     The table below shows, as to each of the Company’s officers listed in the Summary Compensation Table set forth elsewhere in this Proxy Statement (the “Named Executive Officers”) and the various indicated individuals and groups, the following information with respect to stock option transactions under the 1994 Plan from January 1, 2001 to March 28, 2002: (i) the number of shares of stock subject to options granted during that period and (ii) the weighted average option price payable per share.

OPTION TRANSACTIONS

		Weighted Average
	Options Granted	Exercise Price
Name	(Number of Shares)	of Options Granted

S. Kumar Chandrasekaran, Ph. D	50,000	$1.45

Lyle M. Bowman, Ph.D.	15,000	$1.45

All executive officers as a group who received option grants (2 persons)	65,000	$1.45

All current non-employee directors as a group who received option grants (4 persons)	40,000	$1.02

All employees, including current officers who are not executive officers, as a group who received option grants (approximately 41 persons)	232,750	$1.51

New Plan Benefits

     If the Proposal is approved, then the maximum number of shares for which any one participant under the 1994 Plan may be granted stock options and separately exercisable stock appreciation rights over the term of the 1994 shall be increased from 850,000 to 1,250,000 shares. As of March 28, 2002, no individual has been granted options or separately exercisable stock appreciation rights, in the aggregate, for more than 850,000 shares. Additionally, if this Proposal is approved, then the expiration date of the 1994 Plan will be extended from July 27, 2003 to July 27, 2008, and option grants under both the Discretionary Option Grant and Automatic Option Grant Programs will continue to be made during the five (5)-year extension of the term of the 1994 Plan.

Federal Income Tax Consequences

     Options granted under the Discretionary Option Grant Program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. However, all options granted on the basis of the 2% per year automatic increase to the share reserve will be non-statutory options. In addition, all options granted under the Automatic Option Grant Program will be non-statutory options. The Federal income tax treatment for the two types of options differs as follows:

    Incentive Options

     No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

    Non-Statutory Options

     No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

    Stock Appreciation Rights

     No taxable income is recognized upon receipt of a stock appreciation right. However, the holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

    Deductibility of Executive Compensation

     The Company does not anticipate that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m), and such compensation will, therefore, have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

     Option grants under the 1994 Plan will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense.

     Option grants made to non-employee consultants under the 1994 Plan will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

     Should any outstanding options under the 1994 Plan be repriced, then the Company will incur a direct charge to its reported earnings measured by the appreciation in the value of the underlying option shares between the date the option is repriced and the date that option is exercised for the shares or terminates unexercised.

     The number of outstanding options will be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Stockholder Approval

     The affirmative vote of a majority of the outstanding shares of the Company’s voting Common Stock present or represented at the Annual Meeting and entitled to vote on the Proposal is required for approval of the increase to the per participant limit under the 1994 Plan and the extension of the term of the 1994 Plan. If such stockholder approval is not obtained, then the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the 1994 Plan will not be increased by an additional four hundred thousand (400,000) shares and the per participant limit would accordingly remain eight hundred fifty thousand (850,000) shares. Additionally, the term of the 1994 Plan would not be extended by five (5) years, and the 1994 Plan would accordingly terminate on July 27, 2003. However, option grants may continue to be made pursuant to the provisions of the 1994 Plan in effect immediately prior to the amendments summarized in this Proposal until that termination date occurs.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to the 1994 Plan.

PROPOSAL THREE — APPROVAL OF AMENDMENTS TO
1994 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The Company’s stockholders are being asked to approve a series of amendments to the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”) that will:

          (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 100,000 shares to a total of 318,333 shares,

          (ii) extend the term of the Purchase Plan by an additional five (5) years so that the expiration date will be extended from December 31, 2003 to December 31, 2008, and

          (iii) implement an automatic share increase feature pursuant to which the number of shares available for issuance under the Purchase Plan will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2003 and continuing over the remaining term of the Purchase Plan, as extended, by an amount equal to one-half percent (0.5%) of the total number of shares outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.

     The amendments to the Purchase Plan were adopted by the Board of Directors on April 16, 2002, subject to stockholder approval at the Annual Meeting.

     The amendments will allow the Company to maintain a sufficient share reserve under the Purchase Plan so that eligible employees of the Company and its participating affiliates will continue to have the opportunity to acquire an equity interest in the Company and thereby further align their interests with those of the stockholders.

     The terms and provisions of the Purchase Plan as modified by the recent amendments are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the Company’s corporate offices in Alameda, California.

Administration

     The Purchase Plan is administered by the Compensation Committee of the Board. As Plan Administrator, the Compensation Committee has complete authority to adopt rules and procedures for the administration of the Purchase Plan and to resolve any disputes concerning the interpretation of the plan provisions. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Securities Subject to the Purchase Plan

     If the 100,000 share increase which forms part of this Proposal is approved at the Annual Meeting, then the total number of shares of Common Stock reserved for issuance in the aggregate over the term of the Purchase Plan, will be increased to 318,333 shares. In addition, upon stockholder approval of this Proposal, the number of shares available for issuance under the Purchase Plan will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2003 and continuing over the remaining term of the Purchase Plan, by an amount equal to one-half percent (0.5%) of the total number of shares of Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.

     The shares may be made available from authorized but unissued shares of the Company’s Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

     To prevent dilution or enlargement of participant rights under the Purchase Plan, appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the

Purchase Plan, (ii) the class and maximum number of securities by which the share reserve under the Purchase Plan is to be increased automatically each year, (iii) the class and maximum number of securities purchasable per participant on any purchase date and (iv) the class and number of shares purchasable and the price per share payable under each outstanding purchase right, in the event that any change is made to the Company’s outstanding Common Stock (whether by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in corporate structure effected without the Company’s receipt of consideration).

Eligibility and Participation

     Any individual who is customarily employed by the Company or a participating corporate affiliate for more than twenty (20) hours per week for more than five (5) months per calendar year will be eligible to participate in the Purchase Plan on the start date of any offering period beginning on or after his or her completion of six months of employment.

     Participating corporate affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Compensation Committee, to extend the benefits of the Purchase Plan to their eligible employees. Currently, there are no corporate affiliates participating in the Purchase Plan.

     As of March 28, 2002, 181,204 shares of Common Stock have been issued under the Purchase Plan, and approximately 33 employees (including 2 executive officers of the Company) were eligible to participate under the Purchase Plan. The executive officers named in the Summary Compensation Table below had the right to purchase shares of Common Stock on each of the semi-annual purchase dates within the twenty-four (24)-month offering period that began on January 1, 2002 at a purchase price that will not exceed $1.71 per share, however, such executive officers were not enrolled participants as of January 1, 2002 and will therefore not have the ability to participate in the Purchase Plan for such twenty-four (24) month period.

Offering Periods

     The Purchase Plan will be implemented in a series of successive or overlapping offering periods, each to be of such duration (not to exceed twenty-four (24) months per offering period) as determined by the Compensation Committee prior to the commencement date of the offering period. Offering periods will begin, at the Compensation Committee’s discretion, on the first business day of January and July each year and will generally have a duration of twenty-four (24) months. Accordingly, up to two separate offering periods may commence in each calendar year during which the Purchase Plan remains in existence. However, the Compensation Committee has the discretion to vary the beginning date and ending date of an offering period prior to its commencement, provided the offering period does not last longer than twenty-four (24) months.

     The participant will be granted a separate purchase right for each offering period in which he or she participates. The grant will be made on the first day of the offering period and will be automatically exercised at semi-annual intervals during that offering period, on the last business day of June and December each year. For the offering period that began on January 1, 2002 and is expected to continue through December 31, 2003, the purchase dates on which the outstanding purchase rights are to be exercised will occur on June 28, 2002, December 31, 2002, June 30, 2003 and December 31, 2003.

     An employee may participate in only one offering period at a time. Accordingly, an employee who wishes to join a new offering period must withdraw from the current offering period in which he or she is participating. However, if the fair market value of the Common Stock on any purchase date is lower than such fair market value on the start date of that offering period, then all participants in that offering period will be automatically withdrawn from such offering period and re-enrolled in the immediately following offering period.

Purchase Price

     The purchase price per share of the Common Stock issuable under the Purchase Plan will be equal to the lesser of (i) eighty-five percent (85%) of the fair market value per share of Common Stock on the start date of the offering period or (ii) eighty-five percent (85%) of the fair market value per share of Common Stock on the date on which the purchase right is exercised.

     The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the American Stock Exchange. The fair market value of the Common Stock determined on such basis was $2.15 per share on March 28, 2002.

Purchase Rights; Stock Purchases

     Each participant may, through authorized payroll deductions, apply from one percent (1%) to ten percent (10%) of his or her cash earnings during the relevant offering period to the purchase of Common Stock under the Purchase Plan. Cash earnings for this purpose include base salary, bonuses, overtime and other incentive-type payments.

     On the last day of the purchase period (generally, the last business day of June and December each year), the payroll deductions of each participant will be automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for such purchase date.

Special Limitations

     The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

          (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

          (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

          (iii) The maximum number of shares purchasable by the participant on any purchase date may not exceed 6,666 shares. However, the Plan Administrator has the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease that limitation for each of the purchase dates within that offering period.

Termination of Purchase Rights

     The purchase right of a participant will terminate upon (i) the participant’s cessation of employment for any reason or (ii) the participant’s election to withdraw from the Purchase Plan. The participant may elect to have his or her payroll deductions for the period in which his or her purchase right terminates either refunded immediately or applied to the purchase of Common Stock on the next purchase date.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Compensation Committee, to terminate the Purchase Plan immediately following any purchase date under the Purchase Plan. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

Share Pro-Ration

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

Stockholder Rights

     No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     No purchase rights will be assignable or transferable by the participant, except by will or by the laws of descent and distribution. The purchase rights, during the lifetime of the participant, will be exercisable only by the participant.

Acquisition

     Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable per participant on any one purchase date will continue to apply to the share purchases effected in connection with such acquisition.

Amendment and Termination

     The Purchase Plan will terminate upon the earlier of (i) December 31, 2008, if this Proposal is approved or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board of Directors or the Compensation Committee may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan.

     The Board of Directors may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company’s capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

     The table below shows, as to the Company’s current executive officers and the indicated groups, the number of shares purchased under the Purchase Plan for the period from January 1, 2001 to March 28, 2002. The most recent semi-annual purchase date was December 31, 2001.

PURCHASE PLAN TRANSACTIONS

	Number of	Weighted Average
Name	Purchased Shares	Purchase Price

S. Kumar Chandrasekaran, Ph.D.	-0-	N/A
Lyle M. Bowman, Ph.D.	-0-	N/A
All current executive officers as a group (2 persons)	-0-	N/A
All employees, including current officers, as a group (11 persons)	45,759	$0.97

New Plan Benefits

     No purchase rights have been granted, and no shares have been issued, on the basis of the 100,000 share increase which forms part of this Proposal.

Federal Tax Consequences

     The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant for income tax purposes, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right.

     Taxable income will not be recognized for income tax purposes until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

     If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

     Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a direct charge to the Company’s reported earnings. However, the Company must disclose, in footnotes and pro-forma statements to the Company’s financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company’s reported earnings were the fair value of those purchase rights treated as compensation expense.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required to approve the amendments to the Purchase Plan. Should such stockholder approval not be obtained, then the maximum number of shares of Common Stock that may be issued over the term of the Purchase Plan will remain at 218,333 shares, the Purchase Plan term will expire on December 31, 2003 and the automatic share increase feature to the Purchase Plan will not be implemented. However, the Purchase Plan will continue to remain in effect, and stock purchases may continue to be made pursuant to the provisions of the Purchase Plan until the December 31, 2003 expiration date of the Purchase Plan or (if earlier) the date on which the remaining reserve of Common Stock under the Purchase Plan is issued.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the amendments to the Purchase Plan.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 2001, to serve in the same capacity for the fiscal year ending December 31, 2002, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company’s voting shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

     Ernst & Young LLP has audited the Company’s financial statements annually since 1986. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2001

     Audit Fees:

     Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2001 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $120,000.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

     All Other Fees:

     Fees accrued and paid by the Company to Ernst & Young LLP for services rendered to the Company, other than the services described above under “Audit Fees” during the Company’s 2001 fiscal year totaled $21,000. These fees primarily consisted of activities related to filings with the Securities Exchange Commission in support of the Company.

     The Audit Committee has considered whether the provision of non-audit services rendered to the Company is compatible with maintaining the principal accountants’ independence.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2002.

OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of March 28, 2002, unless otherwise noted by (i) each person who is known by the Company to beneficially own more than five percent (5%) of the Company’s Common Stock, (ii) the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table, (iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Unless otherwise indicated, the principal address of each of the stockholders below is: c/o InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Information for Pharmacia & Upjohn AB is based upon the most recent 13G or 13G/A filed by such entity with the Securities and Exchange Commission.

     The percentage of beneficial ownership is calculated assuming 24,930,350 shares of Common Stock were outstanding on March 28, 2002. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership as of March 28, 2002 or within 60 days after March 28, 2002, including but not limited to upon the exercise of options; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity.

	Beneficially Owned

Name of Beneficial Owner	Number of Shares		Percent of Class

Pharmacia & Upjohn AB	2,665,614	(1)	10.69%
Lindhagensgata 133
112 87 Stockholm, Sweden
S. Kumar Chandrasekaran, Ph.D.	1,065,107	(2)	4.13%
Lyle M. Bowman, Ph.D.	180,998	(3)	*
Mitchell H. Friedlaender, M.D.	65,000	(4)	*
John L. Mattana	80,000	(5)	*
Jon S. Saxe	52,000	(6)	*
Anders P. Wiklund	65,000	(7)	*
All current executive officers and directors as a group (6 persons)	1,508,105	(8)	5.77%

*	Less than one percent of the outstanding Common Stock.

(1)	Pursuant to a Schedule 13G/A dated and filed with the Securities and Exchange Commission on June 21, 2000, Pharmacia & Upjohn AB reported that as of June 21, 2000 it had sole voting power and sole dispositive power of all 2,665,614 shares. No filing has been made subsequent to that date, so the Company assumes that the holdings of Pharmacia & Upjohn AB remain the same as stated in the June 21, 2000 Schedule 13G/A.

(2)	Includes 861,666 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(3)	Includes 149,999 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(4)	Includes 55,000 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(5)	Includes 50,000 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(6)	Includes 40,000 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(7)	Includes 55,000 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

(8)	Includes 1,211,665 shares issuable upon the exercise of stock options exercisable on March 28, 2002 or within 60 days thereafter.

AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001, included in the Company’s Annual Report on Form 10-K for that year.

     The audit committee has reviewed and discussed these audited financial statements with management of the Company.

     The audit committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

     Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, the Company’s independent auditors, are responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the audit committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Submitted by the Audit Committee of the Board of Directors

John L. Mattana Jon S. Saxe Anders P. Wiklund

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Stock Plan and Compensation Committee Report on Executive Compensation

     The Stock Plan and Compensation Committee (the “Compensation Committee”) of the Board is responsible for establishing the cash and equity compensation of the Company’s Chief Executive Officer, President and Chief Financial Officer, Dr. Chandrasekaran, and the Company’s other executive officers. All decisions by the Compensation Committee with respect to cash compensation are reviewed by the full Board of Directors. However, the Compensation Committee has the sole and exclusive authority to administer the Company’s 1994 Stock Option Plan (the “1994 Plan”) and to make option grants to the Company’s executive officers under the 1994 Plan. The Compensation Committee has furnished the following report with respect to the 2001 compensation of Dr. Chandrasekaran and the Company’s other executive officers.

    Compensation Policy

     The Compensation Committee’s principal goals in making its executive compensation recommendations are (i) to ensure that there exists an appropriate relationship between executive pay and both the operating performance of the Company and stockholder value, particularly, but not exclusively, as reflected in the price of the Company’s Common Stock, and (ii) to attract, motivate and retain key executives in the face of competition within the biopharmaceutical industry for qualified personnel. To achieve these objectives, the Compensation Committee’s executive compensation policies generally integrate annual base salaries and other guaranteed payments for Dr. Chandrasekaran and the Company’s other executive officers with variable incentive bonuses and stock options primarily based upon corporate and individual performance. Performance is measured primarily by comparison with specific objectives. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives.

    Base Salary

     The base salary levels for the executive officers were established for the 2001 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the base salary levels in effect for the Company’s executive officers were at the median of the salary levels in effect for similar positions at those competitor companies. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

    Performance Measures

     Due to the current stage of the Company’s development, the Compensation Committee believes that corporate performance is not appropriately measured in terms of traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board. Accordingly, annual incentive compensation is awarded on the basis of these non-traditional factors.

     The incentive compensation paid to the executive officers for the 2001 fiscal year was based primarily upon the Company’s attainment of performance milestones tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company’s technology. Aside from the Chief Executive Officer, no other named officers were awarded bonuses for the 2001 fiscal year.

    Stock Option Grants

     Stock option grants under the 1994 Plan are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

     The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee will also take into account the executive officer’s existing holdings of Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

     During the 2001 fiscal year, stock options in the aggregate amount of 65,000 shares of Common Stock were granted to the executive officers named in the Summary Compensation Table. Please refer to the “Summary Compensation Table” and the section entitled “Option Grants in Last Fiscal Year.”

    CEO Compensation

     In setting the total compensation payable to Dr. Chandrasekaran, the Company’s Chief Executive Officer, President and Chief Financial Officer, for the 2001 fiscal year, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

     The base salary paid to Dr. Chandrasekaran for the 2001 fiscal year was not based to any significant extent on Company performance. Instead, it is the Committee’s intent to have this component of his compensation remain stable from year to year. For the 2001 fiscal year, the Committee estimates that Dr. Chandrasekaran’s base salary was comparable to the level of base salaries paid to the chief executive officers of other companies with which the Company competes for executive talent. The incentive portion of Dr. Chandrasekaran’s cash compensation for the 2001 fiscal year was based solely on the Company’s attainment of performance milestones, however, the approved incentive compensation as of March 28, 2002 has not been paid to Dr. Chandrasekaran. The incentive compensation that has been approved and will be paid to Dr. Chandrasekaran is equal to twenty percent (20%) of his 2001 fiscal year base salary. Those milestones were tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company’s technology and were the same milestones used to measure the incentive compensation payable to the other executive officers for the 2001 fiscal year.

     Additionally, the Compensation Committee awarded a stock option grant to the Chief Executive Officer in the 2001 fiscal year in order to provide him with an equity incentive to the financial success of the Company. The option will have value for Dr. Chandrasekaran only if the related market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

    Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a stockholder-approved plan. The cash based compensation paid to the Company’s executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the total cash compensation to be paid to any of the Company’s executive officers for fiscal 2002 will exceed that limit. Accordingly, the Compensation Committee has decided not to submit any of the Company’s cash incentive bonus plans for stockholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company’s non-stockholder approved incentive bonus plans. The stock option grants made under the 1994 Plan during the 2001 fiscal year did not qualify as performance-based compensation, and any compensation deemed paid by the Company upon the subsequent exercise of those options or the disposition of the shares purchased under those options will, together with the cash compensation paid to the executive officer, be subject to the $1 million limitation. However, the Company’s 1994 Stock Option Plan is structured so that one or more option grants may be made under the plan which will qualify as performance-based compensation which will not be subject to that limitation. The Compensation Committee will review the situation from time to time to determine whether future option grants should be so structured.

Submitted by the Compensation Committee of the Board of Directors

John L. Mattana Anders P. Wiklund

Performance Graph

     The following graph compares the percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock from December 31, 1996 through December 31, 2001 with (ii) the cumulative total return on (a) The American Stock Exchange (U.S. Index), (b) The American Stock Exchange (Health, Products and Services Index), as well as (c) The American Stock Exchange (Biotech Index). The comparison assumes (i) an investment of $100 on December 31, 1996 in each of the foregoing indices and (ii) reinvestment of dividends, if any. In future proxy statements, the Company intends not to compare the cumulative total return of its Common Stock with The American Stock Exchange (Biotech Index). The Company has decided to compare its cumulative total return to the cumulative total return of The American Stock Exchange (Health, Products and Services Index) rather than The American Stock Exchange (Biotech Index), as it has done in the past, because the Company believes The American Stock Exchange (Health, Products and Services Index) is an index that The American Stock Exchange maintains for health and product services companies and therefore accurately reflects the historical price performances of the industry which the Company is part.

     The stock price performance shown on the graph below represents historical price performance and is not necessarily indicative of any future stock price performance.

				AMEX
				Biotech
	AMEX	HP&S	ISV	(BTK)
Dates	Indexed	Indexed	Indexed	Indexed
12/31/1996	100	100	100	100
3/31/1997	99.21879	97.55246	71.875	96.70132
6/30/1997	109.6814	112.0156	91.66667	98.76646
9/30/1997	124.9749	126.9061	77.08333	122.3354
12/31/1997	125.3183	125.2977	54.16667	112.5572
3/31/1998	138.3709	141.756	56.25	120.9702
6/30/1998	137.7259	128.9171	56.25	101.7602
9/30/1998	117.1395	98.3397	32.29167	96.59737
12/31/1998	134.4923	117.0443	20.83333	128.2952
3/31/1999	137.6531	113.7911	17.70833	129.5565
6/30/1999	155.0721	111.4037	32.29167	148.5378
9/30/1999	150.984	112.0273	37.5	175.149
12/31/1999	176.8097	128.9575	45.83333	271.2682
3/31/2000	195.1928	181.9712	98.96667	346.431
6/30/2000	183.2181	168.5322	68.75	446.4518
9/30/2000	186.99	197.0448	127.0833	533.4165
12/31/2000	165.7242	154.2639	50	439.5842
3/31/2001	155.6168	130.9442	41.66667	325.8766
6/30/2001	167.1115	165.0154	17	423.9085
9/30/2001	136.4406	126.3824	20	312.1483
12/31/2001	150.8084	145.6895	30.66667	402.3423

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

Compensation Committee Interlocks and Insider Participation

     During the 2001 fiscal year, the Compensation Committee consisted of John L. Mattana and Anders P. Wiklund. No member of the Compensation Committee was at any time during the 2001 fiscal year, or at any other time, an officer or employee of the Company.

     On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana served as an advisor and consultant in the field of business development. In exchange for such consulting services, the

Company accrued $2,500 per month which amount was paid to Mr. Mattana in January 2002 in the aggregate amount of $122,500. A new consulting arrangement between Mr. Mattana and the Company was entered into on January 1, 2002, which agreement provides that Mr. Mattana will provide consulting services in the field of business development and will be paid a consulting fee in the amount of $1,500 per month for twelve (12) months.

     During the 2001 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements

     On May 30, 1995, the Company amended the 1994 Plan to implement a special change in control feature designed to protect the economic benefit of the outstanding options in the event the Company is acquired. As a result of this special feature, should any optionee’s service be involuntarily terminated within twelve (12) months following a Corporate Transaction in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of Common Stock upon such involuntary termination. A “Corporate Transaction” under the 1994 Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation of the Company. “Involuntary Termination” is defined under the 1994 Plan as the optionee’s involuntary dismissal or discharge by the Company for reasons other than misconduct, or the optionee’s voluntary resignation following (a) a change in his or her position with the Company which materially reduces his or her responsibilities or (b) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than 15% or (c) a relocation of the optionee’s place of employment by more than 50 miles, and such change, reduction or relocation is effected by the Company without the optionee’s consent.

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation earned by the Company’s Chief Executive Officer, and each of the Company’s other executive officers whose salary and bonus for fiscal year 2001 was in excess of $100,000, for services rendered in all capacities to the Company for the 2001, 2000 and 1999 fiscal years (the “Named Executive Officers”). No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2001 fiscal year resigned or terminated employment during that fiscal year.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation				Awards

						Securities	All Other
					Other Annual	Underlying	Compensation
Name and Principal Position(1)	Year	Salary($)	Bonus($)(2)		Compensation($)(3)	Options(#)	($)(4)

S. Kumar Chandrasekaran, Ph.D.	2001	350,000	70,000	(5)	1,806	50,000	—
Chairman of the Board, President,	2000	350,000	—		1,806	—	3,450
Chief Executive Officer and	1999	320,012	65,000		2,478	250,000	3,098
Chief Financial Officer
Lyle M. Bowman, Ph.D.	2001	192,000	—		908	15,000	—
Vice President, Development	2000	182,000	10,000		831	—	3,450
and Operations	1999	169,000	10,000		1,227	25,000	3,120

(1)	Principal Position determined as of December 31, 2001.

(2)	The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.

(3)	Represents amounts paid for excess life insurance coverage.

(4)	Represents Company’s matching contributions to its 401(k) Plan.

(5)	Such bonus amount for Dr. Chandrasekaran has been approved by the Board, however, as of March 28, 2002 it has not yet been paid by the Company.

Options Grants in Last Fiscal Year

     The following table sets forth information concerning the stock options granted during the 2001 fiscal year to the executive officers named in the Summary Compensation Table for the fiscal year. Except for the limited right described in footnote (1), no stock appreciation rights were granted to those individuals during such fiscal year.

	Individual Grants

	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to			of Stock Price Appreciation
	Options	Employees	Exercise or Base		for Option Term
	Granted	in Fiscal	Price ($/Share)	Expiration
Name	(#)(1)	Year(2)	(3)	Date	5%(4)	10%(4)

S. Kumar Chandrasekaran, Ph.D	50,000	16.2%	$1.45	6/18/11	$45,500	$115,500
Lyle M. Bowman, Ph.D	15,000	4.9%	$1.45	6/18/11	$13,650	$34,650

(1)	Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. The options granted will become exercisable for twenty five percent (25%) of the option shares upon the completion of one (1) year of service measured from the grant date and will become exercisable for the balance of the option shares on a daily basis over the next three years of service thereafter. However, the option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. The option, to the extent so assumed, will subsequently vest in full should the optionee’s employment be terminated (whether involuntarily or through a resignation following a material change in the optionee’s duties and responsibilities, level of compensation or principal place of employment) within twelve (12) months following the acquisition in which that option does not otherwise vest on an accelerated basis. The option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company’s outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company’s Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option. The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” above.

(2)	Represents the individual’s percentage (%) of the total options granted to all employees in the 2001 Fiscal Year.

(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises and Fiscal Year-End Holdings

     The following table sets forth information concerning the exercise of options during the 2001 fiscal year by the Company’s Chief Executive Officer and each of the Company’s other Named Executive Officers and the unexercised options held by such individuals at the end of such fiscal year. Except for the limited rights described in footnote (1) to the Summary Option Grant Table above, no stock appreciation rights were exercised by such individuals during the 2001 fiscal year, and no outstanding stock appreciation rights outstanding at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of		Value of Unexercised
			Securities Underlying		In-the-Money
			Unexercised Options at		Options at
	Number of	Aggregate	December 31, 2001(#)		December 31, 2001(2)
	Shares Acquired	Value
Name	On Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. Kumar Chandrasekaran, Ph. D	33,333	$64,999	861,666	50,000	$348,216	$19,500
Lyle M. Bowman, Ph.D.	N/A	N/A	149,999	15,000	$79,874	$5,850

(1)	Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.

(2)	Calculated on the basis of the closing sale price per share of the Common Stock on the American Stock Exchange of $1.84 on December 31, 2001 less the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company’s Restated Certificate of Incorporation (the “Certificate”) provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company. In addition, the Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

     Pharmacia & Upjohn AB, or Pharmacia, is the beneficial owner of 10.69% of our Common Stock as of March 28, 2002. In January 1999, we entered into a transaction with Pharmacia from which we received a total of $3.5 million from the sale of Common Stock to Pharmacia in January and September of 1999. As part of the January 1999 transaction, we granted Pharmacia an exclusive worldwide license to ISV-205 for the treatment of glaucoma. In November 1999, we entered into a second transaction with Pharmacia from which we received a $5.0 million licensing fee and, in January 2000, received $2.0 million from the sale of Common Stock to Pharmacia. As part of the November 1999 transaction, we granted Pharmacia an exclusive worldwide royalty-bearing license to our ISV-900 technology. The November 1999 transaction included the following payments from Pharmacia: (i) a $5.0 million licensing fee, (ii) up to $5.0 million in research and development payments over a three year period, (iii) royalties on product sales and (iv) up to $3.0 million if certain milestones were achieved. In December 2000, the ISV-900 agreements were terminated. In May 2001, Pharmacia terminated the ISV-205 license agreement, and all global development and commercialization rights that had been granted to Pharmacia were returned to us at the end of a ninety-day termination period. All rights that had been granted pursuant to the ISV-900 and ISV-205 agreements to Pharmacia were returned to us and any future payment obligations by Pharmacia were cancelled.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2001, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

FORM 10-K

     The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2001 with the SEC. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Ms. Sandra C. Heine, the Company’s Senior Director of Finance and Administration at the Company’s headquarters at 965 Atlantic Avenue, Alameda, California 94501.

THE BOARD OF DIRECTORS OF INSITE VISION INCORPORATED

Dated: April 29, 2002

APPENDIX A

INSITE VISION INCORPORATED
1994 STOCK OPTION PLAN

(Amended and Restated as of April 16, 2002)

ARTICLE ONE

GENERAL PROVISIONS

     I. PURPOSES OF THE PLAN

     A. The 1994 Stock Option Plan (the “Plan”) was adopted as the 1993 Stock Plan as of July 28, 1993 to be effective October 25, 1993 (the “Effective Date”) to promote the interests of InSite Vision Incorporated, a Delaware corporation (the “Corporation”), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations). This amendment and restatement of the Plan is effective as of April 16, 2002.

     B. This Plan serves as the successor to the Corporation’s 1989 Stock Plan (the 1989 Plan”), and no further option grants shall be made under the 1989 Plan from and after the Effective Date. All options outstanding under the 1989 Plan on such Effective Date have been incorporated into this Plan and are treated as outstanding options under this Plan. However, each outstanding option so incorporated continues to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation’s common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

     C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     II. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation’s common stock. Under the Automatic Option Grant Program, each eligible member of the Corporation’s Board of Directors (the “Board”) will automatically receive an option grant to purchase shares of the Corporation’s common stock.

     B. The provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals in the Plan.

     III. ADMINISTRATION OF THE PLAN

     A. Article Two of the Plan shall be administered by a committee (“Committee”) of two (2) or more non-employee Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     B. The Committee which shall act as Plan Administrator (the “Plan Administrator”) shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations and interpretations concerning such program and any outstanding option under Article Two as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Plan.

     C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

     IV. ELIGIBILITY FOR OPTION GRANTS

     A. The persons eligible to participate under Article Two of the Plan shall be limited to the following:

(i) officers and other employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or any parent or subsidiary corporation);

(ii) non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation;

(iii) those consultants or independent contractors who provide valuable services to the Corporation (or any parent or subsidiary corporation).

     B. Non-employee members of the Board shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three, and such individuals shall, for purposes of Articles Three and Four, be referred to as “Eligible Directors”.

     C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive discretionary option grants under Article Two, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

     V. STOCK SUBJECT TO THE PLAN

     A. Shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan from and after the Effective Date shall not exceed 4,492,828 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section V. Such share reserve includes (i) the initial number of shares reserved for issuance under the Plan on the Effective Date, including the shares reserved for issuance under outstanding options granted under the 1989 Plan and incorporated into this Plan, (ii) the 500,000-share increase authorized by the Board on March 29, 1994 and approved by the stockholders on May 31, 1994, (iii) an additional 500,000-share increase authorized by the Board on March 17, 1997 and approved by the stockholders on June 2, 1997, (iv) the 265,521 share increase effected on January 2, 1998 pursuant to the automatic annual share increase provisions of the Plan, (v) the 336,979 share increase effected on January 2, 1999 pursuant to the automatic annual share increase provisions of the Plan, and (vi) the 405,916 share increase effected on January 3, 2000 pursuant to the automatic annual share increase provisions of the Plan, (vii) the 497,014 share increase effected on January 2, 2001, pursuant to the automatic annual share increase provisions of the Plan, and (viii) the 498,545 share increase effected on January 2, 2002, pursuant to the automatic annual share increase provisions of the Plan. To the extent one or more outstanding options under the 1989 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of January each calendar year, beginning with the 1998 calendar year, by an amount equal to two percent (2%) of the total number of shares of the Corporation’s Common Stock outstanding on December 31st of the immediately preceding calendar year. All options granted on the basis of each such annual share increase shall be non-statutory options under the federal tax laws.

     C. The maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights over the term of the Plan shall be limited to 1,250,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. For purposes of the foregoing limitation, stock options and stock appreciation rights granted prior to January 1, 1994 shall not be taken into account.

     D. Should one or more outstanding options under this Plan (including any outstanding options under the 1989 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and Section III of Article Three of the Plan shall not be available for subsequent option grant under the Plan. Should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1989 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

     E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities issuable for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1993, (iii) the number and/or class of securities for which stock options are to be granted to newly-elected or continuing non-employee Board members under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each outstanding option under the Plan (including each outstanding option incorporated into this Plan from the 1989 Plan). The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under those options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

     I. TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A. Option Price.

          1. The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than the fair market value per share of Common Stock on the date of the option grant.

          2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

- cash or check made payable to the Corporation’s order;

- shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

- through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this Section I.A.2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          3. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

- If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

- If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of Fair Market Value.

     B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

     C. Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee’s death. However, non-statutory options may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     D. Termination of Service.

          1. Except to the extent otherwise provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

- Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

- In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

- Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee’s cessation of Service. During such limited period, the option may be exercised by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution.

- Under no circumstances, however, shall any option be exercisable after the specified expiration date of the option term.

- Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under Section I.D. 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred. The Plan Administrator shall also have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.D. 1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

          3. For purposes of the foregoing provisions of this Section I.D (and for all other purposes under the Plan):

- The optionee shall be deemed to remain in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

- The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to the work to be performed and the manner and method of performance.

     E. Stockholder Rights. An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

     II. INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

     A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of One

Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.

     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (“10% Stockholder”), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

     Except as modified by the preceding provisions of this Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

     III. CORPORATE TRANSACTION/CHANGES IN CONTROL

     A. In the event of any Corporate Transaction or Change in Control (as defined below), each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction or Change in Control, respectively, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate upon a Corporate Transaction if and to the extent such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. The determination of comparability shall be made by the Plan Administrator, and its determination shall be final and binding.

     B. A “Corporate Transaction” shall mean any of the following stockholder-approved transactions:

(a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(b) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

     C. For all purposes under the Plan, a “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of

1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement, other than a Corporate Transaction; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation, pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; or

(ii) a change in the composition of the Board occurs over any period of two (2) consecutive years or less such that a majority of the Board ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of that period or (B) have been elected or nominated for election as Board members during such period by a vote of at least three-fourths (3/4) of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     E. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     F. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     G. The exercisability as incentive stock options under the federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the federal tax laws.

     IV. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value of the Common Stock on the new grant date (or one hundred ten percent (110%) of such fair market value in the case of an Incentive Option granted to a 10% Stockholder).

     V. STOCK APPRECIATION RIGHTS

     A. Each officer of the Corporation subject to the short-swing profit restrictions of the federal securities laws shall be granted limited stock appreciation rights in tandem with his or her outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right shall automatically be cancelled, and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.A. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

     B. For purposes of Section V.A, the following definitions shall be in effect:

          A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation’s stockholders to accept.

           The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     C. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grants under the Plan.

     VI. LOANS OR INSTALLMENT PAYMENTS

     The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any federal and state income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted with or without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

     I. ELIGIBILITY

     The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, provided they have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation) and (ii) those individuals who continue to serve as non-employee Board members on one or more automatic annual option grant dates below while this Automatic Grant Program remains in effect.

     II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. Grant Dates. Option grants will be made under this Article Three on the dates specified below. The revised automatic grant program was approved by the stockholders at the 1998 Annual Meeting.

(i) Each individual who first becomes a non-employee Board member at any time after October 25, 1993, whether through election at an Annual Stockholders Meeting or through appointment by the Board, and who has not previously been in the employ of the Corporation (or any parent or subsidiary corporation) shall automatically be granted upon the terms and conditions of this Article Three, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock. A non-employee Board member who replaces a Board member shall not receive an initial 10,000-share grant if both the new and former Board member are affiliated with the same investment fund or similar entity.

(ii) On December 15, 1997, each individual serving as a non-employee Board member shall automatically be granted a non-statutory stock option to purchase 10,000 shares of Common Stock.

(iii) On the date of the first Board meeting in December each year, beginning December 1998, each individual continuing to serve as a non-employee Board member shall automatically be granted a non-statutory stock option to purchase 10,000 shares of Common Stock, provided such individual did not receive his or her initial option grant under this Article III within the preceding six (6) months. In the event there is no Board meeting in December of any year, then the automatic option grant for that year shall be made on December 15th: If December 15th in any year is not a day on which the New York Stock Exchange is open for business (a “Trading Day”), then the grant for that year shall be made on the immediately succeeding Trading Day.

          The 10,000-share limitation applicable to each initial automatic option grant and each annual automatic option grant per eligible non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.E of Article One.

          Stockholder approval of the December 15, 1997 restatement of the Plan constitutes pre-approval of each option granted on or after that date pursuant to the provisions of this Article Three and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three.

     B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

     C. Payment. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified in Section I.A.2 of Article Two.

     D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

     E. Exercisability. Each automatic option grant under this Article Three shall become exercisable for the option shares one (1) year after the date of grant, provided the optionee remains a member of the Board through such date. Each such option shall remain exercisable until the expiration or sooner termination of the option term.

     F. Limited Transferability. Each automatic grant under this Article Three may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment.

     G. Effect of Termination of Board Membership.

          1. Should the optionee cease to be a Board member for any reason (other than death or Permanent Disability (as defined in Code Section 22(e)(3)) while holding an automatic option grant under this Article Three, then he or she shall have a three (3)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

          2. Should the optionee cease to be a Board member by reason of Permanent Disability while holding an automatic option grant under this Article Three, then he or she shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

          3. Should the optionee die while serving as a Board member or during the three (3)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee’s cessation of Board membership, by the personal representative of his or her estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within six (6) months after the date of the optionee’s death.

          4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1, 2 and 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

     H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Director Automatic Grant Agreement attached as Exhibit A to the Plan.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

     A. Each automatic option grant outstanding at the time of a Corporate Transaction or a Change in Control shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction or Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

     B. Upon the occurrence of a Hostile Take-Over, each outstanding automatic option grant made pursuant to the provisions of this Article Three shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation calculated in accordance with Section V.B of Article Two and payable at the time and in the manner set forth in Section V.B of Article Two. Stockholder approval of the December 15, 1997 restatement of the Plan constitutes pre-approval of each option subsequently granted under this Article Three with such a cancellation provision and the subsequent cancellation of that option in accordance with the terms of this Section III.B. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option cancellation and cash distribution.

     C. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

ARTICLE FOUR

MISCELLANEOUS

     I. AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     II. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the Exchange Act) provide any or all holders of outstanding option grants under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the federal and state income and employment withholding taxes (“Withholding Taxes”) to which such holders may become subject in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Withholding Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Withholding Taxes.

     III. EFFECTIVE DATE AND TERM OF PLAN

          A. This Plan, as successor to the Corporation’s 1989 Plan, became effective as of the October 25, 1993 Effective Date. The Plan was subsequently amended and restated by the Board on December 15, 1993 with the purpose of, among other provisions, deleting direct stock issuances and renaming the Plan to the 1994 Stock Option Plan. On March 29, 1994 the Board amended and restated the Plan (the “1994 Restatement”) to increase the number of shares of Common Stock issuable thereunder by 500,000 shares and to impose a limitation on the maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993. The 1994 Restatement was approved by the Corporation’s stockholders in May 1994. On March 17, 1997, the Board adopted amendments to the Plan (the “1997 Restatement”) to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 500,000 shares; (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan will automatically increase on the first day of January each year, beginning January 1, 1998, by two percent (2%) of the total number of shares of Common Stock outstanding on the last day of December in the immediately preceding year; (iii) increase the maximum number of shares available for issuance under the Automatic Option Grant Program in effect under the Plan by an additional 33,334 shares to 150,000 shares; (iv) impose a specific limitation of 850,000 shares on the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights in the aggregate under the 1994 Plan; (v) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program; (vi) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator; and (vii) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six (6) month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement was approved by the Corporation’s stockholders on June 2, 1997.

          B. On December 15, 1997, the Board adopted a series of amendments (the “1997 Amendment”) to the Plan which effect the following changes to the Automatic Option Grant Program for non-employee Board members under Article Three of the Plan: (i) increase the number of shares of Common Stock for which options are to be granted annually (the “Annual Automatic Grant”) to each non-employee Board member from five thousand (5,000) shares to ten thousand (10,000) shares; (ii) change the date on which such Annual Automatic Grants are to be made to the non-employee Board members from the date of the Annual Stockholders Meeting to the date of the first Board meeting in December each year (commencing December 1997); provided, however, that if there is no Board meeting in December of any year, the Annual Automatic Grants for that year shall be made on December 15 or, if December 15th is not a Trading Day, the immediately succeeding Trading Day; (iii) authorize and effect an Annual Automatic Grant for each individual serving as a non-employee Board member on December 15, 1997, whether or not that individual received his or her initial automatic grant within the preceding six (6) months; (iv) provide that after December 15, 1997, each non-employee Board member shall be eligible to receive an Automatic Option Grant in December of any year only if that individual did not receive his or her initial automatic grant within the preceding six (6) months; and (v) eliminate the provisions of the Plan which impose a 150,000-share limitation on the maximum number of shares issuable under the Automatic Option Grant Program. The 1997 Amendment was approved by the stockholders at the 1998 Annual Meeting. All option grants made prior to the 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1997 Amendment shall be deemed to modify or in any way affect those outstanding options.

           C. On April 16, 2002, the Board adopted an amendment to the Plan (the “2002 Amendment”) which (i) extends the term of the Plan by five (5) years, thus extending the Plan termination date from June 27, 2003 to June 27, 2008 and (ii) increases the per participant limit, as described in Article One, Section V, Paragraph C, from 850,000 shares to 1,250,000 shares. The 2002 Amendment is subject to shareholder approval at the 2002 Annual Meeting.

          D. Each option issued and outstanding under the 1989 Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder or their exercise of outstanding stock appreciation rights thereunder.

          E. The Plan shall terminate upon the earlier of (i) July 27, 2008 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article Two. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

          F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

     IV. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     VI. NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or Service at any time and for any reason, with or without cause.

     VII. MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

          B. The provisions of the Plan shall be governed by the laws of the state of California, as such laws are applied to contracts entered into and performed in such state.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

Exhibit A

Director Automatic Grant Agreement

INSITE VISION INCORPORATED
1994 STOCK OPTION PLAN

NON-EMPLOYEE DIRECTOR OPTION AGREEMENT

RECITALS

          A. Under the Automatic Option Grant Program in effect under the Corporation’s 1994 Stock Option Plan (the “Plan”), the non-employee members of the Corporation’s Board of Directors (the “Board”) will automatically receive periodic option grants designed to reward them for services they have rendered to the Corporation and to encourage them to continue in the service of the Corporation.

          B. Optionee is a non-employee member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant on this day of a stock option to purchase shares of the Corporation’s common stock (“Common Stock”) under Article Three of the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the automatic grant date (the “Grant Date”) specified in the accompanying Notice of Automatic Option Grant (the “Grant Notice”), a stock option to purchase up to that number of shares of Common Stock (the “Option Shares”) as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the “Option Price”) specified in the Grant Notice, which is one hundred percent (100%) of the fair market value of the Common Stock on the Grant Date.

          2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date specified in the Grant Notice (“Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6.

          3. Limited Transferability. This option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4. Exercisability. This option shall become exercisable for the Option Shares one (1) year after the Grant Date, provided Optionee remains in Board service through such date. This option shall thereafter remain so exercisable until the expiration or sooner termination of the option term.

          5. Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date in accordance with the following provisions:

(i) This option shall immediately terminate and cease to be outstanding for any Option Shares for which the option is not exercisable at the time of Optionee’s cessation of Board service.

(ii) Should Optionee cease Board service (for any reason other than Permanent Disability or death) while this option remains outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Board service. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) for which it is exercisable on the date of Optionee’s cessation of Board service. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be exercisable.

(iii) Should Optionee cease Board service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Board service) during which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of Optionee’s cessation of Board service. Upon the expiration of such six (6)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be exercisable. “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(iv) Should Optionee die while serving as a Board member or during the three (3)-month period following Optionee’s cessation of Board service, then the personal representative of Optionee’s estate or the person or persons to whom this option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee’s cessation of Board service (less any Option Shares subsequently purchased by Optionee prior to death). Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the six (6)-month period measured from the date of Optionee’s death or (B) the Expiration Date.

          6. Adjustment in Option Shares. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of Option Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude the dilution or enlargement of Optionee’s rights and benefits hereunder.

          7. Special Acceleration of Option.

          A. In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation,

This option shall, to the extent the option is at such time outstanding but not otherwise fully exercisable, automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares and may be exercised for all or any portion of such shares.

          B. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be outstanding, except to the extent assumed by the successor corporation (or its parent company) in such Corporate Transaction.

          C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          8. Change in Control/Hostile Take-Over.

          A. In the event of any Change in Control (as defined below), the exercisability of this option shall automatically accelerate so that the option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of the Option Shares at any time prior to the expiration or sooner termination of the option term.

          B. For all purposes under the Plan, a Change in Control shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation, pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; or

(ii) a change in the composition of the Board occurs over any period of two (2) consecutive years or less such that a majority of the Board ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of that period or (B) have been elected or nominated for election as Board members during such period by a vote of at least three-fourths (3/4) of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          C. In the event there should occur a Hostile Take-Over (as defined below), then this option shall be automatically cancelled on the fifth (5th) business day following such Hostile Take-Over in exchange for a cash distribution from the Corporation in an amount equal to the excess of (I) the Take-Over Price of all the Option Shares at the time subject to the cancelled option, over (II) the aggregate Option Price payable for such shares. Stockholder approval of the December 15, 1997 restatement of the Plan at the 1998 Annual Meeting shall constitute pre-approval of the cancellation of this option in accordance with the terms of this Paragraph 8.C. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option cancellation and cash distribution.

          D. Definitions:

A “Hostile Take-Over” shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation’s stockholders to accept.

The “Take-Over Price” per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation (as determined in accordance with the provisions of Paragraph 9.B below) or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

          E. This Agreement shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          9. Manner of Exercising Option.

          A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i) Execute and deliver to the Secretary of the Corporation a written notice of exercise in substantially the form of Exhibit I attached hereto in which there is specified the number of Option Shares for which the option is exercised.

(ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

(a) Cash or check made payable to the Corporation’s order;

(b) Shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

(c) Through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          B. For purposes of this Agreement the Exercise Date shall be the date on which the Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified in subparagraph (ii)(c) of paragraph A above may be utilized to exercise this option, payment of the Option Price for the purchased shares must accompany such notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Nasdaq National Market, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market.

          C. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the Option Shares purchased and paid for in accordance herewith.

          D. In no event may this option be exercised for any fractional shares.

          10. Stockholder Rights. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option, paid the Option Price for the purchased shares and been issued one or more certificates for the purchased shares.

           11. No Impairment of Rights. Nothing in this Agreement shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from Board service at any time in accordance with the provisions of applicable law.

          12. Compliance with Laws and Regulations.

          A. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation’s Common Stock may be listed at the time of such exercise and issuance.

          B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

          13. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          14. Liability of Corporation.

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article Four, Section III of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such approvals.

          15. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 965 Atlantic Avenue, Alameda, California 94501. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

           16. Construction/Governing Law. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that state’s conflict-of-laws rules.

EXHIBIT I

NOTICE OF EXERCISE OF STOCK OPTION

          I hereby notify InSite Vision Incorporated (the “Corporation”) that I elect to purchase ___________[(_________)] shares of the Corporation’s Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted to me on _____________, ____to purchase up to Ten Thousand (10,000) shares of such Common Stock at an option price of $_____ per share (the “Option Price”).

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Date	Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX B

INSITE VISION INCORPORATED
1994 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated through April 16, 2002)

     I. PURPOSE

          The InSite Vision Incorporated 1994 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

II. DEFINITIONS

          For purposes of administration of the Plan, the following terms shall have the meanings indicated:

          Board means the Board of Directors of the Company.

          Code means the Internal Revenue Code of 1986, as amended.

          Company means InSite Vision Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of InSite Vision Incorporated which shall by appropriate action adopt the Plan.

          Compensation means the regular basic earnings paid to an Eligible Employee by one or more Participating Companies during such individual’s period of participation in the Plan, plus (i) any salary deferral contributions made by such individual to the Company’s 401(k) Plan during such period, (ii) any other pre-tax contributions which such individual makes during the period to any of the Company’s Code Section 125 cafeteria benefit programs and (iii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. There shall be excluded from such Compensation: all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual’s benefit under any employee benefit or welfare plan now or hereafter established, moving or relocation allowances, car allowances, imputed income (including income attributable to cars or life insurance), taxable fringe benefits, and similar items.

          Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

           Effective Date means April 1, 1994, the start date of the first scheduled purchase period under the Plan. Any Corporate Affiliate which becomes a Participating Company in the Plan after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

          Eligible Employee means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

          Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

          Participating Company means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

          Plan Administrator shall have the meaning given such term in Article III.

          Stock means shares of the common stock of the Company.

     III. ADMINISTRATION

          The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of a committee (the “Plan Administrator”) of two (2) or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV. PURCHASE PERIODS

          A. Stock shall be offered for purchase under the Plan through a series of successive or overlapping purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with subsection I of Article VII.

          B. The Plan shall be implemented in a series of successive or overlapping purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods will commence, at the Plan Administrator’s discretion, on the first business day of January and July each year. Accordingly, up to two (2) separate purchase periods may commence in each subsequent calendar year during which the Plan remains in existence.

          C. The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in successive semiannual installments on the last business day of June and December on which such purchase right remains outstanding.

          D. An Eligible Employee may participate in only one purchase period at a time. Accordingly, except as provided in subsection E below, an Eligible Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating and must also enroll in the new purchase period prior to the commencement date for that period.

          E. If the fair market value per share of Stock on any purchase date is lower than the fair market value per share of Stock on the start date of that purchase period, then all Participants in such purchase period shall be automatically withdrawn from such purchase period immediately after the exercise of their purchase right on such purchase date and automatically re-enrolled in the immediately following purchase period as of the first day thereof.

          F. No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

          G. The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

     V. ELIGIBILITY AND PARTICIPATION

          A. Each Eligible Employee of a Participating Company may begin participation in the Plan on the start date of any purchase period beginning on or after his/her completion of six (6) months of continuous service with the Company or any Corporate Affiliate.

          B. In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) during the specified enrollment period for the purchase period.

          C. The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any one percent (1%) multiple (not to exceed ten percent (10%) of the Compensation paid to him/her during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period, except to the extent such rate is changed in accordance with the following guidelines:

- The Participant may, at any time during the purchase period, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than two (2) such reductions per purchase period.

- The Participant may increase or decrease the rate of his/her payroll deduction by filing, at least ten (10) business days prior to the commencement of any new purchase period in which he/she enrolls, the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the ten percent (10%) maximum) shall then become effective as of the start date of the new purchase period.

          Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with the applicable provisions of Article VII below.

     VI. STOCK SUBJECT TO PLAN

          A. The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 318,333 shares (subject to adjustment under subsection B below). Such share reserve includes (i) the 85,000-share increase authorized by the Board on March 13, 2000 and approved by the stockholders at the 2000 Annual Meeting, and (ii) the 100,000-share increase authorized by the Board on April 16, 2002 and subject to stockholder approval at the 2002 Annual Meeting.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of January each calendar year, beginning with the 2003 calendar year, by an amount equal to one-half percent (.5%) of the total number of shares of the Corporation’s Common Stock outstanding on December 31st of the immediately preceding calendar year; however, in no event will such annual increase amount exceed one hundred twenty-five thousand (125,000) shares.

          C. In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one purchase date, and (iii) the class and number of securities and the price per share of the Stock in effect under each purchase right at the time outstanding under the Plan in order to prevent the dilution or enlargement of benefits thereunder.

     VII. PURCHASE RIGHTS

          Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          A. Purchase Price. The purchase price per share shall be the lesser of (i) eighty-five percent (85%) of the fair market value per share of Stock on the start date of the purchase period or (ii) eighty-five percent (85%) of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be the closing selling price of such share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value.

          B. Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the semiannual period beginning with the start of the purchase period or the most recent purchase date in the same purchase period (whichever is applicable), together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of subsection E of Article VII, by the purchase price in effect for that purchase date. However, the maximum number of shares purchasable by any Participant on any purchase date shall not exceed 6,666 shares (subject to adjustment under subsection B of Article VI).

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

          C. Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin with the first pay day on or after the start date of the purchase period and shall terminate on the last pay day within that purchase period. The amounts so collected shall be credited to the Participant’s individual account upon the Company’s books, but no interest shall be paid on the outstanding balance credited to such book account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

          D. Termination of Purchase Rights. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the last ten (10) business days preceding a purchase date, terminate his/her outstanding purchase right by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions previously collected from the Participant and not previously applied to the purchase of Stock during that purchase period shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the purchase date. The Participant shall have until ten (10) business days preceding the purchase date to make such election. If no such election is made, then such funds shall be refunded as soon as possible after the purchase date.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new purchase period.

(iii) If the Participant ceases to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable at any time prior to the last ten (10) days preceding the purchase date for the semiannual period in which such cessation of Eligible Employee status occurs:

- to withdraw all of the funds in the Participant’s payroll account at the time of his/her cessation of Eligible Employee status or

- to have such funds held for the purchase of shares on the purchase date.

If no such election is made, then such funds shall be refunded as soon as possible after the purchase date. In no event, however, may any payroll deductions be made on the Participant’s behalf following his/her cessation of Eligible Employee status.

          E. Stock Purchase. Outstanding purchase rights shall be automatically exercised in a series of successive installments as provided in subsection C of Article IV. The exercise shall be effected by applying the amount credited to the Participant’s account on the last date of the alternate calendar quarter to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in subsection B of Article VII) at the purchase price in effect for such purchase date. Any amount remaining in the Participant’s account after such exercise shall be held for the purchase of Stock on the next semiannual purchase date within the purchase period; provided, however, that any amount not applied to the purchase of Stock at the end of a purchase period shall be refunded promptly after the close of the purchase period and any amount not applied to the purchase of stock by reason of the limitation of subsection B of Article VII on the maximum number of purchasable shares shall be refunded promptly after the semiannual purchase date.

          F. Proration of Purchase Rights. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

          G. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares of Stock covered by his/her outstanding purchase right until the shares are actually purchased on the Participant’s behalf in accordance with subsection E of Article VII. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          A Participant shall be issued, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant’s behalf. Such certificate may, upon the Participant’s request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in “street name” in order to facilitate the subsequent sale of the purchased shares.

          H. Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.

          I. Change in Ownership. Should any of the following transactions (a “Corporate Transaction”) occur during the purchase period:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation,

          then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Corporate Transaction by applying the payroll deductions previously collected from each Participant and not previously applied to the purchase of Stock during the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Stock at eighty-five percent (85%) of the lower of (i) the fair market value per share of Stock on the start date of the purchase period in which the Participant is enrolled at the time of the Corporate Transaction or (ii) the fair market value per share of Stock immediately prior to the consummation of such Corporate Transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

     VIII. ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 in value of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying the accrual limitations of subsection A of this Article VIII, the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

(i) The right to acquire Stock under each such purchase right shall accrue in a series of successive semiannual installments as and when the purchase right first becomes exercisable for each installment as provided in subsection C of Article IV.

(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 in value of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more other purchase rights granted to the Participant during such calendar year.

(iii) If by reason of the limitations of subsection A of this Article VIII, the Participant’s outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that semiannual period with respect to such purchase right shall be promptly refunded.

          C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX. AMENDMENT AND TERMINATION

          The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan. In addition, no such action of the Board may, without the approval of the Company’s stockholders, (i) increase the number of shares issuable under the Plan, except to the extent authorized pursuant to subsection B of Article VI in connection with certain changes in the Company’s capital structure, (ii) alter the purchase price formula so as to reduce the purchase price specified in the Plan or (iii) modify the requirements for eligibility to participate in the Plan.

     X. GENERAL PROVISIONS

          A. The Plan was initially adopted by the Board on July 28, 1993 and approved by the stockholders in August 1993. The Board amended and restated the Plan as of January 1, 1994, prior to its implementation, to provide the Plan Administrator with the discretionary power to have overlapping purchase periods of any duration up to twenty-four (24) months. Such restatement was approved by the stockholders on May 31, 1994. The Board amended the Plan on March 1, 1995 to increase the number of issuable shares by an additional 100,000 shares, and such share increase was approved by the stockholders at the 1995 Annual Meeting held on May 30, 1995. On March 13, 2000, the Board authorized an 85,000-share increase to the number of shares issuable under the Plan, and such share increase received stockholder approval at the 2000 Annual Meeting held on June 12, 2000. On April 16, 2002, the Board authorized a series of amendments to the Plan which included: (i) a 150,000-share increase to the number of shares issuable under the Plan, (ii) an extension to the term of the Plan by an additional five (5) years, and (iii) authorized implementation of a one-half percent (.5%) annual increase feature to the Plan’s share reserve, provided such annual increase not exceed one hundred twenty-five thousand (300,000) shares. Such amendments are subject to stockholder approval at the 2002 Annual Meeting to be held on June 3, 2002.

          B. The Plan shall terminate upon the earlier of (i) December 31, 2008 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

          C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

           E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict of laws rules.

Schedule A

Companies Participating in
Employee Stock Purchase Plan

InSite Vision Incorporated

APPENDIX C

INSITE VISION INCORPORATED
965 ATLANTIC AVENUE
ALAMEDA, CALIFORNIA 94501

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 3, 2002 and the Proxy Statement, and appoints each of S. Kumar Chandrasekaran, Ph.D. and Sandra Heine, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the “Company”), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Oakland Yacht Club, 1101 Pacific Marina, Alameda, California, 94501 on Monday June 3, 2002 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR each of the directors listed and a vote FOR the other proposals. This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS, IF NO SPECIFICATION IS MADE.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

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INSITE VISION INCORPORATED 965 ATLANTIC AVENUE ALAMEDA, CA 94501	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Insite Vision Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSITE VISION INCORPORATED

1.	To elect the following five directors to serve until the 2003 Annual Meeting of stockholders or until their respective successors are elected and qualified:
			For	Withhold	For All	To withhold authority to vote, mark "For All Except"
	01) S. Kumar Chandrasekaran, Ph.D.	04) Jon S. Saxe	All	All	Except	and write the nominee's number on the line below.

	02) Mitchell H. Friedlaender, M.D.	05) Anders P. Wiklund	[ ]	[ ]	[ ]

03) John L. Mattana

Vote On Proposals

		For	Against	Abstain
2.	To approve a series of amendments to the Company’s 1994 Stock Option Plan (the “1994 Plan”), including (i) increasing the maximum number of shares of Common Stock issuable to any one person under the 1994 Plan over the term of the 1994 Plan by four hundred thousand (400,000) shares so that the limit will be increased from eight hundred fifty thousand (850,000) shares to one million two hundred fifty thousand (1,250,000) shares and (ii) extending the term of the 1994 Plan by an additional five (5) years so that the expiration date will be extended from July 27, 2003 to July 27, 2008.	[ ]	[ ]	[ ]

3.	To approve a series of amendments to the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”), including (i) increasing the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 100,000 shares to a total of 318,333 shares, (ii) extending the term of the Purchase Plan by an additional five (5) years so that the expiration date will be extended from December 31, 2003 to December 31, 2008, and (iii) implementing an automatic share increase feature pursuant to which the number of shares available for issuance under the Purchase Plan will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2003 and continuing over the remaining term of the Purchase Plan, as extended, by an amount equal to one-half percent (0.5%) of the total number of shares outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.	[ ]	[ ]	[ ]

4.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. If the shares are registered in the names of two or more persons, each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by an authorized officer, or if a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you wish to Attend the Annual Meeting, please check the box to the right. [    ]

[ ]	[ ]	[ ]	[ ]
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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